Exhibit 10.2


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of the 4th day of May 1998 (the "Effective Date") is between Equitable Resources, Inc., a Pennsylvania corporation, with its principal executive offices at 420
Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 (the "Company"), and Murry S. Gerber, an individual and resident of Bellaire, Texas (the "Executive").

                  WHEREAS, the Company desires to secure the employment of the Executive in accordance with the provisions of the Agreement; and

                  WHEREAS, the Executive desires and is willing to accept employment with the Company in accordance herewith.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, the Company and the Executive hereby agree as follows:

Section 1.        Position and Duties.

                  (a) The Company hereby agrees to employ the Executive for the term of this Agreement to render services to the Company as President and Chief Executive Officer of the Company and to perform those duties commensurate with such position, as the Board of Directors may reasonably direct. Further, the Executive will be elected by the Board of Directors as a Class III Director whose term will expire in the year 2001.

                  (b) The Executive hereby accepts such employment and agrees faithfully to perform to the best of his ability and on a full-time basis the duties described in Section l(a). The Executive further agrees that promptly after the execution of this Agreement, he shall move his primary residence to the Pittsburgh, Pennsylvania area


Section 2.        Term of Employment Agreement.

         (a) Term. The term of this Agreement shall commence on the Effective Date and shall terminate on the last day of the 36th calendar month after the Effective Date, unless automatically extended as follows: commencing on the last day of the first full calendar month after the second anniversary of the Effective Date and on the last day of each succeeding calendar month, the term of this Agreement shall be automatically extended without further action by either party (but not beyond the Executive's 65th birthday) for one additional calendar month unless one party notifies the other in writing that such party does not wish to extend the term of this Agreement. In the event that such notice shall have been delivered, the term hereof shall no longer be subject to automatic extension and the term hereof shall expire on the date which is 12 calendar months after the last day of the month in which such written notice is received. The last day of the calendar month in which the term hereof, as such may be extended from time to time, shall end is hereinafter referred to as the "Expiration Date".

         (b) Termination of Employment. If the Executive's Termination of Employment Date (as defined below) is prior to the Expiration Date, this Agreement shall terminate on the Termination of Employment Date , subject to the provisions of Section 8 hereof. For purposes of this Agreement, the Executive's Termination of Employment Date shall be the earliest to occur of the following events:

         (i) if the Executive's employment is terminated for Disability, as defined in Paragraph 8(b), the date which is thirty days after Notice of Termination is given following expiration of the Disability Period (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time daily basis during such period),

         (ii) if the Executive's employment is terminated on account of his death, the Executive's date of death, and

         (iii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than 30 days nor more than 60 days, from the date such Notice of Termination is given).

         For purposes of this Agreement, a "Notice of Termination" shall mean a Notice which shall specify the date of termination and shall identify the basis therefor.

         The Company reserves the right to terminate the Executive's employment for any reason not prohibited by law; provided, however, that any such removal shall be without prejudice to any rights the Executive may have to benefits under this Agreement or the Agreements described in Appendix A, B and C.

Section 3.        Compensation and Benefits.

The Executive shall be entitled to receive the following compensation and benefits under this Agreement:

                  (a) The Executive shall receive Inducement Benefits as set forth in Section 4 of this Agreement;

                  (b) The  Executive  shall  receive base salary as set forth in
Section 5 of this Agreement;

                  (c) The Executive shall be eligible for bonus and incentive benefits as described in Section 6 of this Agreement;

                  (d) The Executive shall be entitled to employee benefits as described in Section 7 of this Agreement;

                  (e) The Executive shall be entitled to Change of Control benefits as set forth in the Change of Control Agreement which is attached to this Agreement as Appendix A; and

                  (f) The Executive shall be entitled to post-termination benefits under the Post-Termination Confidentiality/Noncompete Agreement which is attached to this Agreement as Appendix B.

         Nothing contained in this Agreement shall prevent the Company from amending or otherwise altering the benefit plans and agreements described below so long as such amendment or alteration equitably affects all employees, executive or otherwise, previously covered thereunder.


Section 4.        Inducement Benefits.

                  (a) Signing Bonus. The Executive will receive a bonus payment in the amount of $300,000 from the Company on his first day of employment with the Company. This amount must be repaid to the Company if the Executive's Termination from Employment Date is on or before March 31, 1999.

                  (b) Supplemental Retirement Benefit. The Company agrees to provide a supplemental retirement type benefit to the Executive in recognition that the Executive has foregone certain retirement benefits by leaving his prior employer before his retirement date. The amount of the benefit shall be determined under the terms of the Supplemental Retirement Agreement attached hereto as Appendix C.


Section 5.        Compensation.

The Company shall pay the Executive a base salary of $500,000 per year. This base amount shall be reviewed by the Compensation Committee of the Board of Directors on an annual basis and will be adjusted taking into consideration both individual performance and competitive position relative to the Company's peer group.


Section 6.        Bonus and Incentive Benefits.

The Executive shall be eligible to participate in the following bonus and incentive benefit programs of the Company:

                  (a) Short Term Incentive Benefits. The Executive shall be entitled to an annual incentive compensation payment equal to the amount, if any, payable to the Executive under the terms and conditions of the Company's Short-Term Incentive Compensation Plan as in effect for each annual period during the term of this Agreement; except that for the 1998 year, the Executive's bonus amount as described in this paragraph, if any, shall be reduced by the amount of the Executive's signing bonus as described in Agreement
Section 4(a);

                  (b) Long-Term Incentive Benefits. The Executive shall participate in the Company's 1994 Long-Term Incentive Plan or any successor plan (the "Long-Term Incentive Plan"). Under the Long-Term Incentive Plan, the Executive will be credited with benefits which shall be subject to the terms and conditions of the Long-Term Incentive Plan and programs thereunder, except as otherwise specifically provided below, and shall include the following:

                           (i) The  Executive  will  receive  a grant of  15,000
shares of Company stock which shall vest in one-third increments with the first third vesting on the first anniversary of the Effective Date, the second third vesting on the second anniversary of the Effective Date, and the final third vesting on the third anniversary of the Effective Date. Also, the Executive will receive a cash payment on each of the three vesting dates equivalent to the federal, FICA, state and local taxes payable relative to the grant as determined by the Company.

                           (ii) The Executive  will receive  options to purchase
150,000 shares of Company stock. These options will also vest in one-third increments with the first third vesting on the first anniversary of the Effective Date, the second third vesting on the second anniversary of the Effective Date, and the final third vesting on the third anniversary of the Effective Date. The strike price for all of the options will be set on the Effective Date and will be the Fair Market Value on the Effective Date as defined in the Long-Term Incentive Plan. The exercise period shall be four years from the date of vesting.

                           (iii) The  Executive  shall be  eligible  to  receive
additional stock option grants under the Company's Long-Term Incentive Plan. For the 1998 plan year, and each of the following four plan years, the Executive will be granted options to purchase no less than 60,000 shares.


Section 7.        Other Benefits.

                  (a) Employee Benefits. The Executive shall participate on the same terms and conditions as all other corporate employees in all employee benefit plans, as may be now or hereafter sponsored or maintained for all corporate employees of the Company and participation on the same terms and conditions as other executive officers in such other plan, program or arrangement as may be now or hereafter sponsored or maintained for executive officers of the Company. The Executive will be entitled to four weeks of vacation per year subject to the terms and conditions of the Company's policies.

                  (b) Executive Life Insurance Benefits. The Executive shall be provided with the following life insurance benefits:

                           (i)   In  addition  to  the  life  insurance benefits
provided under the corporate employee benefit plans (currently one times annual base salary), the Executive shall receive life insurance benefits which shall provide a death benefit equal to an additional two-times the Executive's annual base salary; and

                           (ii)  The  Company  shall  fund  the  purchase  of  a
second-to-die split dollar life insurance policy on the joint lives of the Executive and his spouse. The policy shall provide a two million dollar death benefit and shall be subject to a Split Dollar Agreement.

                  (c) Perquisites. Subject to the reasonable approval of the Company, the Executive shall be entitled to the following Executive perquisites:

                           (i)      One country club membership;
                           (ii)     One dining club membership;
                           (iii) The use of a car or a monthly car allowance of $765; and
                           (iv)     Financial, estate and tax planning services

                  Any bond or bond equivalent purchased by the Company in connection with the provision of club memberships shall at all times be in the name and ownership of the Company.

                  (d) Relocation. Relocation benefits will be provided to the Executive as detailed in the Offer of Employment document provided by the Company.

                  (e) Expenses. The Executive shall be reimbursed for reasonable travel and other expenses incurred by Executive in performing his obligations hereunder pursuant to the terms and conditions of the Company's policy in respect thereto. In addition, the Executive will be reimbursed for reasonable legal expenses in connection with the review of this document and all other initial employment related documents.


Section 8.        Benefits Upon Termination of Employment.

                  (a) Involuntary Termination without Cause. If the Executive's employment with the Company terminates prior to the Expiration Date on account of an involuntary termination of employment by the Company without Cause, or by voluntary termination within 90 days of a material breach by the Company of the Agreement, the Executive shall receive his base salary compensation as described in Section 5 hereof until the Expiration Date and no additional benefits other than those accrued hereunder and under the Company's employee benefit plans up to the Termination of Employment Date.

                  (b) Other Terminations of Employment. If the Executive's employment with the Company terminates on the Expiration Date, or on account of the Executive's (i) death, (ii) Disability, (iii) termination for Cause, or (iv) voluntary termination, the Executive will receive no additional benefits under this Agreement other than those accrued hereunder and under the Company's employee benefit plans up to the Termination of Employment Date.

                  For purposes of this Agreement, the term "Disability" means the occurrence of a physical or mental condition of the Executive which, in the judgment of the Board of Directors of the Company, prevents the Executive from performing his duties on a full time basis for a period of 90 consecutive days ("Disability Period").

                  For purposes of this Agreement, "Cause" shall include: (i) the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance his duties hereunder, (ii) willful and repeated failures to substantially perform his assigned duties; or (iii) a material violation of any other provisions of this Agreement or express significant policies of the Company.

                  (c) Sole Right of Recourse. In the event the Executive's employment is terminated, the Executive agrees that his sole right against the Company with respect to his employment or the termination thereof shall consist of his rights to benefits as described in this Section 8 and as set forth in other Agreements entered into between the Company and the Executive, employee benefit programs and any indemnification with respect to third party actions under the Company By-Laws.

                   (d) Executive's Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section be reduced by any compensation earned by the Executive as the result of employment by another employer, or otherwise.

                  (e) Coordination With Other Agreements. If the Executive is entitled to benefits under the Change of Control Agreement (as set forth in Appendix A hereto) following his termination of employment, then its terms shall control and he shall not receive the base salary compensation benefits provided under paragraph (a) of this Section 8. The base salary compensation amount payable to the Executive under paragraph (a) of this Section 8 shall be reduced by the 24-month annual base salary payment provided in Section 3 of the Post-Termination Confidentiality and Non-Competition Agreement.


Section 9.        Arbitration.

Any disputes hereunder shall be settled by arbitration in Pittsburgh, Pennsylvania under the auspices of, and in accordance with the rules of, the American Arbitration Association, and the decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. The prevailing party may recover from the other the costs and expenses, including reasonable attorneys' fees, if any, incurred in conjunction therewith.


Section 10.       Notices.

All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered personally or by registered or certified mail addressed to the party concerned at the following addresses:

                  If to the Company:
                            Equitable Resources, Inc.
                            420 Boulevard of Allies
                            Pittsburgh, PA 15219
                            Attn: Corporate Secretary

                  If to the Executive:
                            Mr. Murry S. Gerber
                            c/o Robert B. Williams, Esq.
                            Williams Coulson, LLC   Suite 1500
                            Two Chatham Center
                            Pittsburgh, PA  15219

or to such other address as shall be designated by notice in writing to the other party in accordance herewith. Notices and other communications hereunder shall be deemed effectively given when personally delivered, or, if mailed, 48 hours after deposit in the United States mail.


Section 11.       Assignment.

This Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors, and assigns of the parties hereto. However, the relationship contemplated by this Agreement is unique and personal, and any assignment of this Agreement by the Executive without the consent of the Company shall be void. Notwithstanding the preceding sentence, the Company may assign its rights and obligations hereunder to any corporation or other business organization with which the Company may merge or consolidate, or to which it may transfer substantially all its assets or otherwise enter into an acquisition or reorganization transaction.


Section 12.       Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


Section 13.       Miscellaneous.

                   (a) This Agreement and its appendices as executed supersede all prior agreements, arrangements and undertakings, written or oral, relating to the subject matter hereof.

                   (b) This arrangement shall inure to the benefit of the Executive's heirs, representatives or estate to the extent stated herein.

                   (c) This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce such provisions thereafter. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

                   (d) In the event any one or more of the covenants, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, terms and provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

                  (e) The Executive represents that he has no obligations under any other agreement which would conflict or interfere in any way with the services to be rendered hereunder.

                  (f) The Company and the Executive agree that the termination of this Agreement shall not cause, by itself, the termination of any of the agreements referenced as appendices or any other employee benefit plan maintained by the Company which shall be governed by their terms.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered.

ATTEST:                                     EQUITABLE RESOURCES, INC.



By:       /s/ Audrey C. Moeller                    /s/ Donald I. Moritz
    ______________________________________  By: ________________________________
              Audrey C. Moeller                        Donald I. Moritz
    Vice President and Corporate Secretary               President and
                                                    Chief Executive Officer


WITNESS:



By:       /s/ G. R. Spencer                        /s/ M. S. Gerber
   _______________________________________      ________________________________
                                                       Murry S. Gerber